                                                                  EXHIBIT 10.6


                                   AMENDMENT
                 TO THE WILSON BANK AND TRUST EXECUTIVE SALARY
                             CONTINUATION AGREEMENT
                            DATED SEPTEMBER 16, 1996

        This Amendment, made and entered into this 1st day of January, 2001, by and between Wilson Bank and Trust, a Bank organized and existing under the laws of the State of Tennessee, hereinafter referred to as the "Bank", and Larry Squires, a Key Employee and Executive of the Bank, hereinafter referred to as the "Executive", shall effectively amend the Wilson Bank and Trust Executive Salary Continuation Agreement dated September 16, 1996, as specifically set forth herein pursuant to paragraph 17 of said agreement. Said agreement shall be amended as follows;

1.) To delete the amount of Twenty Two Thousand Three Hundred and 00/100 Dollars ($22,300.00) in subparagraph 4(a) and replace it with the following language:
"... Sixty percent (60%) of the Executive's salary and bonus at the time of retirement less Fifty percent (50%) of Executive's social security, and Bank's portion of 401(k) and profit sharing...,"

2.) To delete the amount of Twenty Two Thousand Three Hundred and 00/100 Dollars ($22,300.00) in paragraph 5 and replace it with the following language:
"... Sixty percent (60%) of the Executive's salary and bonus at the time of death less Fifty percent (50%) of Executive's social security, and Bank's portion of 401(k) and profit sharing ..."

3.) To delete the amount of Twenty Two Thousand Three Hundred, and 00/100 Dollars ($22,300.00) in paragraph 6 and replace it with the following language:
"... Sixty percent (60%) of the Executive's salary and bonus as if the Executive had been employed by the Bank until retirement less Fifty percent (50%) of Executive's social security, and Bank's portion of 401(k) and profit sharing."

4.) To add the following language at the end of subparagraph 7(a): "The salary and bonus for purposes of calculating the benefit under this paragraph shall be the Executive's salary and bonus at the time of termination."

         This Amendment shall be effective the 16th day of September, 1996, and the terms referred to hereinabove shall supercede the terms of the September 16, 1996 agreement. To the extent that any paragraph, term, or provision of said agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said agreement.

         IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the 27th day of February, 2001, and that upon execution, each has received a conforming copy.



                                             WILSON BANK AND TRUST
                                             Lebanon, Tennessee

 /s/ Lisa T. Towell                        By: /s/ Randall Clemons, President
------------------------------                -------------------------------
Witness                                                             Title

 /s/ Becky F. Taylor                           /s/ Larry Squires
------------------------------                -------------------------------
Witness                                       Larry Squires